Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of Air Products and Chemicals, Inc.:

     We consent to the incorporation by reference in the Registration Statements (File Nos. 33-2068, 33-65117, 333-21145, 333-45239, 333-71405, 333-18955, 333-73105, 333-54224, 333-81358, 333-56292, 333-60147, 333-95317, 333-31578, 333-100210, 333-113882, 333-113881, 333-11793, and 333-103809) on Form S-8 and in the Registration Statements (333-11792 and 333-33851) on Form S-3 of Air Products and Chemicals, Inc. and subsidiaries of our reports dated 27 October 2004, with respect to the related consolidated balance sheets of Air Products and Chemicals, Inc. as of 30 September 2004 and 2003 and the related consolidated statements of income, cash flows, and shareholders’ equity for each of the years in the three year period then ended, and the related financial statement schedule, which reports appear in the 30 September 2004 annual report on Form 10-K of Air Products and Chemicals, Inc.

KPMG LLP
Philadelphia, Pennsylvania
10 December 2004